Exhibit 4.5

FORM OF UNIT CERTIFICATE

Number of UNITS _________

Cheer Holding, Inc.

a Cayman Islands exempted company

EACH UNIT CONSISTING:

ONE CLASS A ORDINARY SHARE (OR ONE PRE-FUNDED WARRANT TO PURCHASE ONE CLASS A ORDINARY SHARE IN LIEU THEREOF)

ONE SERIES A WARRANT TO PURCHASE ONE CLASS A ORDINARY SHARE

ONE SERIES B WARRANT TO PURCHASE ONE CLASS A ORDINARY SHARE

THIS CERTIFIES THAT ________ is the owner of ___ Units

Each Unit (“Unit”) consists of one Class A ordinary share, par value $0.001 per share (“Class A Share”), or, in lieu thereof, a pre-funded warrant to purchase one Class A Share (“Pre-Funded Warrant”); one series A warrant to purchase one Class A Share (“Series A Warrant”); and one series B warrant to purchase one Class A Share (“Series B Warrant”) of Cheer Holding, Inc., a Cayman Islands exempted company (the “Company”). Each Unit will automatically separate into one Class A Share (or one Pre-Funded Warrant to purchase one Class A Share in lieu thereof); one Series A Warrant; and one Series B Warrant immediately following the Closing Date as defined in the Securities Purchase Agreement entered into by the Company and the purchaser of the Units.

A description of the Class A Share, Pre-Funded Warrant, Series A Warrant and Series B Warrant is set forth in a Registration Statement on Form F-1, as amended, of the Company (“Registration Statment”) filed with and declared effective by the Securities and Exchange Commission (“SEC”) on September __, 2025, and the Pre-Funded Warrant, Series A Warrant and Series B Warrant are subject to the terms and conditions contained in each respective agreement which were filed with the SEC as an exhibit to the Registration Statement.

This certificate shall be governed by and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, the Company has caused this Unit Certificate to be executed by its officer thereunto duly authorized.

CHEER HOLDING, INC.

By:
Name:	Bing Zhang
Title:	Chief Executive Officer

Dated: September __, 2025